EXHIBIT 2.0

PLAN AND AGREEMENT OF REORGANIZATION

AGREEMENT made this 3rd day of October 1997, by and between Bioponic International, a California corporation having its principal offices at 767
Lincoln Ave., #3, San Rafael, CA 94901, ("BPI"), and the following named shareholders of MR3, Inc., a Delaware corporation, ("Shareholders"):

Name of                                                                              Number of MR3
Shareholder                         Address                                                      Shares Owned
-----------                         -------                                                      ------------
Irving W. DeVoe   ...............50 Front St., Marblehead, MA 01945......................................585
David Blythe      ...............841 West Mercury St., Butte, MT 59701...................................440
Andrew H. Joel    ...............4760 Arcado Rd., Lilburn, GA 30047......................................146
Paul Joel         ...............5505 Central Ave., Boulder, CO 80301....................................146
Lawrence de Martin...............2525 Arapahoe, #E-4272, Boulder, CO 80302...............................146
Jody Sitkoski     ...............903 S. Cascade, La Veta, CO 81055......................................  37
                                                                                        TOTAL          1,500

                                    RECITALS

A. BPI, and the Shareholders collectively, may each be referred to herein as a "party", or together as the "parties" to this Agreement.

B. Shareholders are the owners of record of all of the outstanding shares of the common stock of MR3, a Delaware corporation having its principal offices at 50 Front St., Marblehead, MA 01945, ("MR3").

C. BPI desires to purchase, and the Shareholders desire to sell all of the issued and outstanding shares of the common stock of MR3 on the terms and subject to the conditions set forth in this Agreement.


NOW THEREFORE, in consideration of the foregoing and other good and valuable considerations, and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

Section 1. Exchange of Stock. On the closing date, as fixed below, the Shareholders shall deliver to BPI endorsed certificates representing all of the issued and outstanding shares of the common stock of MR3. In exchange for those certificates, BPI shall deliver to the Shareholders at the closing, certificates representing 2,665,000 shares of the common stock of BPI at a value of $4.00 per share ($10,660,000), as follows:

     Name of                                Number of  BPI Shares
     Shareholder                         to be Delivered at Closing
--------------------------------------------------------------------------------
     Irving W. DeVoe..................................1,040,000
     David Blythe....................................   780,000
     Andrew H. Joel..................................   260,000
     Paul Joel.......................................   260,000
     Lawrence de Martin..............................   260,000
     Jody Sitkoski..................................     65,000
                               TOTAL..................2,665,000

Section 2. Closing. The closing of the exchange shall take place on October 7, 1997, at 767 Lincoln Ave., #3, San Rafael, CA 94901, subject to change by mutual agreement of the parties.

Section 3. Warranties and Covenants of Shareholders. The Shareholders jointly and severally represent, warrant, and covenant as follows:

(a) Each of the Shareholders is the owner of record of the number of fully paid and nonassessable shares of the common stock of MR3, set forth opposite his name;

(b) As of the date of this Agreement, MR3 is authorized to issue 1,500 common shares, of which all 1,500 shares are issued and outstanding. No options are currently outstanding for the purchase of any shares of MR3's stock.

(c) MR3 is incorporated and authorized to do business under the laws of Delaware, and is not qualified to do business in any other states.

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

(d) MR3 has the  power  and  authority  to carry on its  business  as  currently conducted, and holds, or is licensed under, all patents, trademarks, trade names, copyrights, licenses, processes, and formulas necessary for the operation of its business as currently conducted, free and clear of all liens, encumbrances, and claims of any kind whatsoever.

(e) The balance sheet and income statement of MR3, dated September 30, 1997, attached as Exhibit A, and incorporated by reference, fully and accurately reflect respectively the financial condition of the corporation as of September 30, 1997, and the operations of the corporation for the fiscal year then ended.

(f) No transactions, other than in the ordinary and usual course of business, have been engaged in by MR3 from September 30, 1997, to the date of this Agreement, and there has been no material adverse change in the financial or operating condition of MR3 since September 30, 1997.

(g) As of the date of this Agreement, MR3 is not, and as of the closing date, will not be, in default under any contract or agreement, or under the order or decree of any court. To the knowledge of the shareholders there are no actions or proceedings pending or threatened against MR3 as of the date of this Agreement, and neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated by this Agreement will conflict with, result in the breach of, or accelerate the performance required by any contract or agreement to which MR3 or any of the Shareholders is now a party.

(h) There are no dividends declared and unpaid on any of the common shares of MR3.

(i) MR3 is not a party to any contract or other agreement which materially and adversely affects its business, property, or assets, and nor is it subject to any other restriction which materially and adversely affects its business, property, or assets.

(j) Attached to this Agreement as Exhibit B, and incorporated by reference, is a complete list of the assets and properties of MR3 as of September 30, 1997. Except as otherwise stated in Exhibit B, MR3 has good and marketable title to all assets and properties listed in that Exhibit. All tangible property of MR3 is in good condition and repair and conforms to all applicable zoning, building, safety, and other regulations.

(k) Attached to this Agreement as Exhibit C, and incorporated by reference, is an accurate list of all insurance policies in effect with respect to the business and property of MR3 as of the date of this Agreement. This insurance, or comparable coverage, shall be kept in effect until the closing date.

(1) Attached to this Agreement as Exhibit D, and incorporated by reference, is an accurate list of every lease to which MR3 is a party, together with the terms of each lease.

(m) Attached to this Agreement as Exhibit E, and incorporated by reference, is an accurate list of accounts and notes payable and receivable by MR3 as of the date of this Agreement.

(n) Messrs. DeVoe, Blythe and de Martin each agree to enter into his respective form of employment and non-competition agreement attached as Exhibits F-1, F-2 and F-3 hereto. Andrew Joel, on behalf of Simpatico B.V., Ltd., agrees to enter into the Consulting Agreement attached as Exhibit F-4. Paul Joel agrees to enter into the Marketing Agreement attached as Exhibit F-5. Jody Sitkoski agrees to enter into the Finder's Agreement attached as Exhibit F-6.

Section 4. Interim Operations; Additional Covenants of Shareholders. The Shareholders represent, warrant, and covenant that MR3 will not enter into any transactions, prior to the closing date, other than in the ordinary course of business, and that the Shareholders will take such action as is necessary to insure that MR3 will not enter into any such transactions, and in particular will not, without the prior written consent of BPI:

(a) Create or incur any indebtedness other than unsecured current liabilities incurred in the ordinary course of business;

(b) Grant or permit to arise any mortgage, deed of trust, security interest, lien, or encumbrance of any kind;

(c) Sell or otherwise dispose of any of its assets other than merchandise inventories sold in the ordinary course of business;

(d) Declare or pay any dividends, or repurchase or redeem any of its shares, or establish a sinking fund or other reserve for such purpose;

(e) Issue, sell, or grant options for the sale of any of its shares, whether or not previously authorized or issued;

(f) Expend any funds for capital additions or improvements other than ordinary expenditures for maintenance, repairs, and replacements;

(g) Acquire an interest in any other business enterprise, whether for cash or in exchange for the stock or other securities of MR3; and

(h) Increase the compensation paid to any of its officers or directors above the level paid on the date of this Agreement, or agree to pay to any of its officers or employees any bonus, severance pay, or pension, whether under an existing compensation or deferred compensation plan, or otherwise.

Section 5. Warranties and Covenants of BPI. BPI represents, covenants, and warrants as follows:

(a) As of the date of this Agreement BPI is authorized to issue, in the aggregate, 50,000,000 shares of common stock, without par value, of which 16,151,327 shares are issued and outstanding;

(b) Between the date of this Agreement and the closing date, BPI will not, without the prior written consent of the Shareholders, recapitalize, reclassify, or increase its presently authorized common stock.

(c) BPI is currently arranging for the public trading of its shares. In the event that:
         (i) the shares are not publically trading on or before October 7, 1998, or
         (ii) the shares are publically trading below $4.00 per share on October 7, 1998 and, in such event, BPI fails to comply with its obligation under paragraph (d) below, then the
                  Shareholders (by majority of the Shares represented) may rescind the Share exchange of MR3 stock for BPI stock. In such event, all remaining protions of this Agreement, including but not limited to, the Agreements set forth in Section 3 (n) above, shall nevertheless remain in full force and effect, provided that the Employment Agreements for Irving DeVoe and David Blythe shall terminate immediately upon such share exchange.

 (d) If the price of BPI's common stock is trading publically below $4 per share at the end of trading on October 7, 1998, BPI will issue to Shareholders on October 8, 1998, an additional number of shares of its common stock so that the total value of all the shares issued hereunder to the Shareholders as of October 8, 1998 shall equal the $10,660,000 purchase price.

 (e) (i) BPI intends to register its shares with the U.S. Securities & Exchange Commission. Within 60 days prior to such registration, BPI will promptly give to each Shareholder written notice thereof; and include in such registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, up to a total of 266,500 shares of BPI common stock specified in the written request or requests from any Shareholders, made within thirty
         (30) days after receipt of such written notice from BPI by any Shareholder.

         (ii) If the registration of which BPI gives notice is for a registered public offering involving an underwriting, BPI shall so advise the Shareholders as a part of the written notice given pursuant to Section 5(e)(i). In such event the right of any Shareholder to registration pursuant to Section 5(e) shall be conditioned on such Shareholder's participation in such underwriting. All Shareholders proposing to distribute their securities through such underwriting shall (together with BPI and the other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by BPI.

         (iii) BPI shall use its best efforts to complete such registration, provided that BPI shall have the right to terminate or withdraw any registration initiated by it under this Section 5(e) prior to the effectiveness of such registration should it be prudent to do so in BPI's sole judgment, whether or not any Shareholder has elected to include securities in such registration.

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

(f)      BPI  agrees  to  enter  into  the   agreements   with  the   respective
         Shareholders as set forth in Section 3(n) hereinabove, in the form of the attached Exhibits F1 through F6 hereto.

(g) BPI agrees to assume and pay the Current Liabilities of MR3 set forth in the MR3 Balance Sheet for the period ending September 30, 1997, attached as Exhibit A, not to exceed $65,000.

(h) BPI will assume the responsibility of filing any applicable tax returns for MR3 with any and all authorities.

Section 6. Indemnification. Each party agrees to indemnify the other party against any and all loss, damage, cost, and expense that such other party may sustain as a result of any inaccurate representation or the breach of any warranty or covenant made by the indemnifying party in this Agreement.

Section 7. Conditions Precedent to Obligations of Acquiring Corporation. The obligations of MR3 are subject to the following conditions:

(a) There shall be tendered for exchange by the Shareholders at the closing, certificates representing at least 60% of the issued and outstanding shares of the common stock of MR3 in a form approved by counsel for BPI.

(b) The representations of the Shareholders contained in this Agreement shall be true as of the closing date, and the Shareholders representing at least 60% of the MR3 shares shall execute and deliver to BPI, a certificate to that effect in form and substance satisfactory to counsel for BPI.

(c) Neither the inventories nor operating assets of MR3 shall have been substantially damaged or destroyed.

Section 8. Investment Intent. Each of the Shareholders represents that the shares of common stock of BPI being acquired by him under this agreement are being acquired for investment purposes only, and not with a view to reselling the same or dividing participation in those shares with others. Each Shareholder represents that he has no present intent to resell or otherwise dispose of all or any part of the shares.

Section 9. Access to Records. BPI and its counsel, accountants, engineers, and other representatives shall have the right at all times during ordinary business hours to inspect all of the properties, books, and records of MR3, and the Shareholders shall co-operate with and furnish to BPI and its representatives, all such information and documents with respect to the affairs of MR3 as BPI or its representatives may reasonably request.

Section 10. Notices. All notices required or permitted to be given under this Agreement shall be deemed given when delivered by overnight courier, properly addressed to the party to receive such notice, at the addresses specified in this Agreement.


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


Section 11. Entire Agreement. This agreement constitutes the entire agreement between the parties; there are no agreements, warranties or representations, express or implied, except those expressly set forth herein. All agreements, representations, and warranties contained in this agreement shall apply as of the closing date and shall survive the closing of this agreement.

Section 12. Modification. This agreement may not be amended or modified, except by written agreement of the parties.

Section 13. Binding Effect. This agreement shall become binding and effective upon the signing hereof by Shareholders representing at least a 60% interest in all MR3 shares, and shall bind and inure to the benefit of the parties and their heirs, legal representatives, successors, and assigns.

Section 14. Governing Law. This agreement shall be construed under and governed by the laws of California.

Executed in seven duplicate original counterparts at San Rafael, California, on the date first above written.

  BIOPONIC INTERNATIONAL                 MR3, INC. Signatures of Shareholders:

/s/ Randall S. Reis                             /s/ Irving W. DeVoe
    -------------------------                       ---------------
    Randall S. Reis, Chairman                       Irving W. DeVoe

/s/ Steven M. Schorr                            /s/ David Blythe
    --------------------------                      ------------
    Steven M. Schorr, President                     David Blythe

                                                /s/ Andrew Joel
                                                    -----------
                                                    Andrew Joel

                                                /s/ Paul Joes
                                                    ---------
                                                    Paul Joel

                                                /s/ Larry de Martin
                                                    ---------------
                                                    Larry de Martin

                                                /s/Jody Sitkoski
                                                   -------------
                                                   Jody Sitkoski
                                       6